Exhibit 99.1

TCR2 Therapeutics Announces Expansion of U.S. Manufacturing Capacity

- Second clean room at ElevateBio BaseCamp will expand cGMP capacity for clinical trials in 2022

- Future network to focus on TCR2 manufacturing center of excellence in Rockville, MD

- Strategy optimizes efficiencies and simplifies regulatory pathway

CAMBRIDGE, Mass., November 1, 2021 - TCR2 Therapeutics Inc. (Nasdaq: TCRR), a clinical-stage cell therapy company with a pipeline of novel T cell therapies for cancer patients suffering from solid tumors, announced today the expansion of its manufacturing capacity by exercising an option on a second clean room at ElevateBio BaseCamp which adds to the buildout of clinical and commercial supply currently underway at its Rockville, MD, facility.

The timing of the additional supply at ElevateBio BaseCamp aligns with an anticipated 2022 increase in demand from the Phase 2 clinical trial of gavo-cel for mesothelin-expressing solid tumors as well as the start of a Phase 1 clinical trial for TC-510, a mesothelin TRuC-T cell enhanced with a PD1xCD28 switch. The long-term focus for TCR2 clinical and commercial supply remains on developing the 85,000 square foot Rockville facility as its manufacturing center of excellence in the U.S. In connection with this expansion, TCR2 proposes to cease manufacturing activities at the Cell and Gene Therapy Catapult (CGT Catapult) in Stevenage, UK.

“This increase in cGMP manufacturing capacity at ElevateBio BaseCamp will ensure we are able to execute on the gavo-cel Phase 2 trial and the clinical plans for our next-generation TRuC-T cell products,” said Garry Menzel, President and Chief Executive Officer of TCR2 Therapeutics. “We are excited by the therapeutic potential of our lead clinical therapy gavo-cel and the emerging solid tumor pipeline reviewed recently at our R&D Day. Our strategy remains focused on continuous innovation providing multiple opportunities to save the lives of cancer patients”.

About TCR2 Therapeutics

TCR2 Therapeutics Inc. is a clinical-stage cell therapy company developing a pipeline of novel T cell therapies for patients suffering from solid tumors. The company is focused on the discovery and development of product candidates against novel and complex targets utilizing its proprietary T cell receptor (TCR) Fusion Construct T cells (TRuC®-T cells). The TRuC platform is designed to specifically recognize and kill cancer cells by harnessing signaling from the entire TCR, independent of human leukocyte antigens (HLA). For more information about TCR2, please visit www.tcr2.com.

Forward-looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “will,” “could”, “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding the therapeutic potential of gavo-cel and TCR2’s emerging solid tumor pipeline, expectations regarding increased demand for TCR2’s product candidate trials, the proposed consolidation of manufacturing in the US and closure of the manufacturing suite in Stevenage, UK and related costs, expectations regarding manufacturing plans and capabilities, future clinical development and commercialization plans, and the development of TCR2’s TRuC-T cells.

The expressed or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities, including review under accelerated approval processes; orphan drug designation eligibility; regulatory approvals to conduct trials or to market products; TCR2’s ability to maintain sufficient manufacturing capabilities to support its research, development and commercialization efforts, including TCR2’s ability to secure additional manufacturing facilities; whether TCR2’s cash resources will be sufficient to fund TCR2’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, the impact of the COVID- 19 pandemic on TCR2’s ongoing operations; and other risks set forth under the caption “Risk Factors” in TCR2’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward- looking statements as predictions of future events. Although TCR2 believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur.

Moreover, except as required by law, neither TCR2 nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor and Media Contact:

Carl Mauch

Director, Investor Relations and Corporate Communications

(617) 949-5667

carl.mauch@tcr2.com